SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SHURGARD STORAGE CENTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies:	Aggregate number of securities to which transaction applies:	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:	Proposed maximum aggregate value of transaction:	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1155 Valley Street

P.O. Box 900933

Seattle, Washington 98109

Phone 206 624 8100

Fax 206 624 1645

www.shurgard.com

April 14, 2005

Dear Shareholder:

You were previously sent a notice and definitive proxy statement (the “Proxy Statement”) relating to the 2005 Annual Meeting of Shareholders of Shurgard Storage Centers, Inc. (the “Annual Meeting”) at 10:00 a.m. on Friday, May 6, 2005 at Benaroya Hall, 200 University Street, Second Floor, Seattle, Washington 98101. A copy of the Notice of Annual Meeting included in the Proxy Statement is reproduced in its entirety as Appendix A to this letter. The Proxy Statement includes a proposal to amend our articles of incorporation to declassify our board of directors. We intend to accomplish the board declassification by means of an amendment to our articles of incorporation. Due to a formatting error, Appendix B to the Proxy Statement set forth the text of Section 7 of our articles of incorporation as presently in effect, instead of the proposed amendments to Section 7 of our articles of incorporation approved by our board of directors for submission to a vote of our shareholders at the Annual Meeting. Included with this letter as Appendix B is the proposed amendment to Section 7 of our articles of incorporation as described in the Proxy Statement under “Proposal II: To Approve Amendments to Our Articles of Incorporation Declassifying Our Board of Directors and Providing for the Annual Election of All Directors.” The enclosed proposed amendment replaces in its entirety the incorrect version included as Appendix B to the Proxy Statement.

For more information regarding the Annual Meeting and Proposal II, please see the Proxy Statement that was sent to you and filed with the U.S. Securities and Exchange Commission (the “SEC”). A copy of the Proxy Statement is also available through our website at http://investorrelations.shurgard.com or through the SEC’s website at http://www.sec.gov.

Sincerely,

Jane A. Orenstein

Corporate Secretary

APPENDIX A

SHURGARD STORAGE CENTERS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2005

To Our Shareholders:

The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Shurgard Storage Centers, Inc. (“we,” the “Company” or “Shurgard”) will be held at Benaroya Hall, 200 University Street, Second Floor, Seattle, Washington 98101, on Friday, May 6, 2005, at 10:00 a.m. local time. The purposes of the Annual Meeting are:

1.	to elect five directors to our board of directors;

2.	to approve an amendment to our articles of incorporation declassifying our board and providing for the annual election of all directors;

3.	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants;

4.	to act on a shareholder proposal if presented at the meeting; and

5.	to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The board of directors has set March 11, 2005 as the record date for the Annual Meeting. This means that owners of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting. We will make the list of shareholders entitled to vote at the Annual Meeting available at our corporate offices at 1155 Valley Street, Suite 400, Seattle, Washington 98109, for ten days immediately prior to the Annual Meeting. The list will also be available at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares via Internet, telephone, or mail as more fully described on the proxy card. You may revoke your proxy at any time before it is exercised, by submitting to our Corporate Secretary written notice of revocation, a properly executed proxy of a later date or by attending the Annual Meeting and voting in person. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Jane A. Orenstein

Corporate Secretary

Seattle, Washington

April 6, 2005

APPENDIX B

PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION OF

SHURGARD STORAGE CENTERS, INC.

Article 7 of the Articles of Incorporation of the corporation shall be amended and restated in its entirety as follows:

ARTICLE 7. DIRECTORS

The Board of Directors shall be composed of not fewer than three nor more than nine Directors, the specific number to be set by resolution of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

At each annual meeting of shareholders, all Directors shall be elected to serve until the next ensuing annual meeting of shareholders. Unless a Director dies, resigns or is removed, he or she will hold office for the term elected or until his or her successor is elected and qualified, whichever is later. Directors may be removed only for cause. Directors need not be shareholders of this corporation or residents of the State of Washington. Written ballots are not required in the election of Directors.

Notwithstanding anything to the contrary in Article 9, any amendment or modification of this Article 7 shall require the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote at an election of Directors; provided, however, that the number of Directors may be increased above nine by the affirmative vote of two-thirds of the Continuing Directors then in office. “Continuing Directors” means the Directors who are members of the Board of Directors immediately following the formation of this corporation and each new Director nominated or elected by a majority of the Continuing Directors.